Exhibit 99.1

Absci Reports Business Updates and Fourth Quarter and Full Year 2024 Financial and Operating Results
Unveiled updates across proprietary pipeline and demonstrated new breakthroughs by AI platform at 2024 R&D Day
Entered into collaboration with AMD, including $20 million strategic investment in Absci
Achieved 2024 outlook for drug creation partnerships through collaborations with Owkin, Twist Bioscience, Invetx, and Memorial Sloan Kettering Cancer Center
Cash, cash equivalents, and short-term investments sufficient to fund operations into the first half of 2027
VANCOUVER, Wash. and NEW YORK, March 18, 2025 – Absci Corporation (Nasdaq: ABSI), a data-first generative AI drug creation company, today reported financial and operating results for the quarter and full year ended December 31, 2024.
"Looking back on 2024, it is inspiring to see the significant progress our AI Integrated Drug Creation platform has made, and the tangible results of those advances," said Sean McClain, Founder and CEO. "In December, we unveiled for the first time our potentially category-defining ABS-201 program for androgenic alopecia and showcased new breakthroughs in de novo antibody design demonstrated by our leading AI platform. And now, we are on the verge of becoming a clinical-stage biotech company, with ABS-101 expected to initiate Phase 1 studies in the coming months, which would mark a significant milestone for Absci."
Recent Highlights
•Showcased pipeline updates and platform achievements at 2024 R&D Day, including target and primary indication for ABS-201 (anti-PRLR for androgenic alopecia), new preclinical data for ABS-101 (anti-TL1A), and breakthroughs in de novo design demonstrated by Absci's AI platform in collaboration with the California Institute of Technology.
•In January 2025, entered into strategic collaboration with AMD to deploy AMD Instinct™ accelerators and ROCm™ software to power critical AI drug discovery workloads, including Absci's advanced de novo antibody design models. As part of this strategic partnership, AMD also made a $20 million equity investment in Absci.

Exhibit 99.1
•Established additional new Drug Creation partnerships, including with Owkin to co-develop therapeutic candidates addressing novel targets in immuno-oncology and other indications, and with Invetx to leverage Absci’s leading generative AI Drug Creation models to design a novel antibody Half-Life Extension platform for animal health applications.
Internal Pipeline Updates, Anticipated Program Progress, and 2025 Outlook
•ABS-101 (potential best-in-class anti-TL1A antibody): At Absci's R&D Day in December 2024, the company shared new data illustrating that ABS-101 shows reduced internalization of TL1A complexes in in vitro THP-1 immunogenicity tests compared to a competitor molecule with a high clinical anti-drug antibody (ADA) rate, which suggests a lower chance of ABS-101 developing ADAs in clinical settings. In January, Absci also unveiled new data from ABS-101's non-human primate PK/PD study, demonstrating confirmatory prolonged target engagement, dose dependency of target engagement (including a ceiling effect), and significant improved target engagement as compared to competitor molecules at a comparative dosing regimen. Absci plans to initiate Phase 1 clinical studies for ABS-101 in the first half of 2025, with an interim data readout in the second half of 2025.
•ABS-201 (potential best-in-class anti-PRLR antibody): ABS-201 is a potential best-in-class anti-PRLR antibody in development for androgenic alopecia, an indication with significant clinical unmet need and a large potential patient population of approximately 80 million individuals in the U.S. alone. Absci has nominated a development candidate with a preclinical profile suggesting high affinity and potency, favorable safety and immunogenicity, extended half-life for convenient infrequent dosing, and excellent developability and manufacturability. ABS-201 has the potential to offer a safe option as compared to current standard of care, and a preclinical model demonstrates improved hair regrowth compared to minoxidil. Absci anticipates initiation of a Phase 1 clinical trial for ABS-201 in early 2026.
•ABS-301 (potential first-in-class antibody for undisclosed immuno-oncology target): ABS-301 is a fully human antibody designed to bind to a novel target discovered through Absci's Reverse Immunology platform. Absci recently presented data for this program showing that expression of ABS-301’s target suggests broad potential in squamous cell carcinomas and beyond. For this program, Absci has optimized an antibody lead with high affinity and potency, and has successfully completed the first in vivo target validation study. The findings from the study demonstrate that signaling through the pathway drives a potent anti-tumor response, providing strong rationale for advancing into in vivo efficacy studies with ABS-301. These results support continued preclinical development and further exploration of ABS-301’s therapeutic potential.

Exhibit 99.1
•ABS-501 (potential best-in-class novel AI-designed anti-HER2 antibody): For this program, Absci has identified antibody leads using its zero-shot de novo AI technology with the following characteristics: novel epitope interactions, increased or equivalent affinity to trastuzumab in preclinical settings, efficacious against a trastuzumab-resistant xenograft tumor expressing wild-type HER2, and good developability.
•Drug Creation Partnerships: Absci continues to make further progress on its existing drug creation partnerships and anticipates signing one or more partnerships, including with a Large Pharma company, in 2025.
Absci continues to focus its investments and operations on advancing its internal pipeline of programs, alongside current and future partnered programs, while achieving ongoing platform improvements and operational efficiencies. Based on the company's current plans, Absci believes its existing cash, cash equivalents, and short-term investments will be sufficient to fund its operations into the first half of 2027.
Fourth Quarter 2024 Financial Results
Revenue was $0.7 million for the three months ended December 31, 2024 compared to $0.3 million for the three months ended December 31, 2023.
Research and development expenses were $18.4 million for the three months ended December 31, 2024 compared to $12.3 million for the three months ended December 31, 2023. This increase was primarily driven by advancement of our internal programs, including direct costs associated with IND-enabling studies for ABS-101, and an increase in stock compensation expense.
Selling, general, and administrative expenses were $8.8 million for the three months ended December 31, 2024 compared to $9.3 million for the three months ended December 31, 2023. This decrease was due to lower personnel and other costs, offset by an increase in stock compensation expense.
Net loss was $29.0 million for the three months ended December 31, 2024, as compared to $23.5 million for the three months ended December 31, 2023.
Full Year 2024 Financial Results
Revenue was $4.5 million for the twelve months ended December 31, 2024 compared to $5.7 million for the twelve months ended December 31, 2023.
Research and development expenses were $63.9 million for the twelve months ended December 31, 2024 compared to $48.1 million for the twelve months ended December 31, 2023. This increase was primarily driven by advancement of our internal programs, including direct costs associated with IND-enabling studies for ABS-101, and stock-based compensation.

Exhibit 99.1
Selling, general, and administrative expenses were $36.2 million for the twelve months ended December 31, 2024 compared to $37.8 million for the twelve months ended December 31, 2023. This decrease was primarily due to a decrease in personnel and other costs, partially offset by an increase in stock-based compensation.
Net loss was $103.1 million for the twelve months ended December 31, 2024, as compared to $110.6 million for the twelve months ended December 31, 2023.
Cash, cash equivalents, and short-term investments as of December 31, 2024 were $112.4 million, compared to $127.1 million as of September 30, 2024. During the twelve months ending December 31, 2024, Absci's gross use of cash, cash equivalents, and short-term investments, exclusive of partnered program payments, was approximately $72 million, below the company's most recent outlook of approximately $75 million.
Webcast Information
Absci will host a conference call to discuss its fourth quarter and full year 2024 business updates and financial and operating results on Tuesday, March 18, 2025 at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. A webcast of the conference call can be accessed at investors.absci.com. The webcast will be archived and available for replay for at least 90 days after the event.
About Absci
Absci is a data-first generative AI drug creation company that combines AI with scalable wet lab technologies to create better biologics for patients, faster. Our Integrated Drug Creation™ platform unlocks the potential to accelerate time to clinic and increase the probability of success by simultaneously optimizing multiple drug characteristics important to both development and therapeutic benefit. With the data to learn, the AI to create, and the wet lab to validate, we can screen billions of cells per week, allowing us to go from AI-designed candidates to wet lab-validated candidates in as little as six weeks. Absci’s headquarters is in Vancouver, WA, with our AI Research Lab in New York City and an Innovation Center in Zug, Switzerland. Visit www.absci.com and follow us on LinkedIn (@absci), X (Twitter) (@Abscibio), and YouTube.
Forward-Looking Statements
Certain statements in this press release that are not historical facts are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements containing the words “will,” “pursues,” “anticipates,” “plans,” “believes,” “forecast,” “potential,” “goal,” “estimates,” “extends,” “expects,” and “intends,” or similar expressions. We intend these forward-looking statements, including statements regarding our expectations related to business operations,

Exhibit 99.1
portfolio strategy, financial performance, and results of operations, our expectations and guidance related to the success of our partnerships, the gross use of cash, cash equivalents, and short-term investments, including revised guidance, our projected cash usage, needs, and runway, our expectations regarding the signing and number of additional partners and number of programs included in such partnerships, our technology development efforts and the application of those efforts, including for generalizing our platform, accelerating drug development timelines, improving the economics of drug discovery by lowering costs, and increasing the probability of success for drug development, our ability to execute with our partners to create differentiated antibody therapeutic candidates in an efficient manner, create and execute a successful development and commercialization strategy related to such candidates with current or future partners, and design and develop differentiated therapeutics to treat disease with unmet need, our ability to market our platform technologies to potential partners, our plans related to our R&D Day scheduled for December 12, and our internal asset programs, including our clinical development strategy, the progress and timing for various stages of development including advancement to lead stage, completion of pre-clinical studies, candidate selection, IND enabling studies, initiating clinical trials and the generation and disclosure of data related to these programs, the translation of preclinical results and data into product candidates, and the significance of preclinical results, including in comparison to competitor molecules and in leading to differentiated clinical efficacy or product profiles, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and we make this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks and uncertainties relating to obtaining and maintaining necessary approvals from the FDA and other regulatory authorities, replicating in clinical trials promising or positive results observed in preclinical studies, our dependence on third parties to support our internal asset programs, including for the manufacture and supply of preclinical and clinical supplies of our product candidates or components thereof, our ability to effectively collaborate on research, drug discovery and development activities with our partners or potential partners, our existing and potential partners’ ability and willingness to pursue the development and commercialization of programs or product candidates under the terms of our partnership agreements, and overall market conditions and regulatory developments that may affect our and our partners’ activities under these agreements, along with those risks set forth in our most recent periodic report filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as

Exhibit 99.1
required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Investor Contact:
Alex Khan
VP, Finance & Investor Relations
investors@absci.com

Media Contact:
press@absci.com
absci@methodcommunications.com

Exhibit 99.1
Absci Corporation
Condensed Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Years Ended December 31,
(In thousands, except for share and per share data)	2024	2023	2024	2023
Revenues
Partner program revenue	$665	$338	$4,534	$5,718
Total revenues	665	338	4,534	5,718
Operating expenses
Research and development	18,377	12,269	63,859	48,067
Selling, general and administrative	8,828	9,324	36,174	37,832
Depreciation and amortization	3,234	3,484	13,389	13,999
Goodwill impairment	—	—	—	21,335
Total operating expenses	30,439	25,077	113,422	121,233
Operating loss	(29,774)	(24,739)	(108,888)	(115,515)
Other income (expense)
Interest expense	(109)	(204)	(565)	(1,010)
Other income, net	921	1,446	6,417	6,059
Total other income, net	812	1,242	5,852	5,049
Loss before income taxes	(28,962)	(23,497)	(103,036)	(110,466)
Income tax expense	(21)	(48)	(70)	(100)
Net loss	$(28,983)	$(23,545)	$(103,106)	$(110,566)

Net loss per share: Basic and diluted	$(0.25)	$(0.25)	$(0.94)	$(1.20)

Weighted-average common shares outstanding: Basic and diluted	114,929,962	92,573,406	110,239,870	92,028,016

Exhibit 99.1
Absci Corporation
Condensed Consolidated Balance Sheets

	December 31,	December 31,
(In thousands, except for share and per share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$41,213	$72,362
Restricted cash	15,947	16,193
Short-term investments	71,212	25,297
Accounts receivable, net	—	2,189
Prepaid expenses and other current assets	5,459	4,537
Total current assets	133,831	120,578
Operating lease right-of-use assets	3,968	4,490
Property and equipment, net	29,167	41,328
Intangibles, net	44,883	48,253
Restricted cash, long-term	1,054	1,112
Other long-term assets	705	1,537
TOTAL ASSETS	$213,608	$217,298
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,529	$1,503
Accrued expenses	6,842	6,553
Contingent consideration	12,750	12,750
Long-term debt	2,733	3,258
Operating lease obligations	1,608	1,679
Financing lease obligations	78	641
Deferred revenue	1,116	3,174
Total current liabilities	28,656	29,558
Long-term debt, net of current portion	1,257	4,660
Operating lease obligations, net of current portion	4,429	5,643
Deferred revenue, long-term	—	966
Other long-term liabilities	133	295
TOTAL LIABILITIES	34,475	41,122

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	12	9
Additional paid-in capital	688,726	582,699
Accumulated deficit	(509,601)	(406,495)
Accumulated other comprehensive loss	(4)	(37)
TOTAL STOCKHOLDERS' EQUITY	179,133	176,176
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$213,608	$217,298